Exhibit 8.2

505 Montgomery Street, Suite 2000 San Francisco, California 94111-6538 Tel: +1.415.391.0600 Fax: +1.415.395.8095 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
August 21, 2014	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Avago Technologies Limited

1 Yishun Avenue 7

Singapore 768923

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Avago Technologies Limited, a public limited company incorporated under the laws of the Republic of Singapore (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale by the selling securityholders of $1,000,000,000 principal amount of the Company’s 2.0% Convertible Senior Notes due 2021 (the “Notes”) that were issued, under an indenture, dated as of May 6, 2014, between the Company and U.S. Bank, National Association, as trustee (the “Indenture”) and the ordinary shares of the Company to be issued upon conversion of the Notes, if any. You have requested our opinion concerning the statements in the Prospectus under the caption “Tax Considerations—U.S. Federal Income Taxation.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company’s responses to our examinations and inquiries.

In our capacity as special U.S. counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.

August 21, 2014

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Prospectus under the caption “Tax Considerations—U.S. Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of an investment in the Notes or the ordinary shares issuable upon conversion of the Notes.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with the registration of the Notes and the ordinary shares issuable upon conversion of the Notes may affect the conclusions stated herein.

This opinion is furnished to you and is for your use in connection with the transactions set forth in the Prospectus. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Tax Considerations” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP